EXHIBIT 99.1

Company Contact:	Investor Relations Contact:
Michael Anthofer	Moriah Shilton
Chief Financial Officer	Sr. Director, Investor Relations
408-321-6711	408-321-6713

TESSERA TECHNOLOGIES ANNOUNCES FIRST QUARTER 2009 RESULTS

- Total Revenues of $114.6 Million Grew 93 Percent versus Prior Year Quarter -

San Jose, Calif., April 30, 2009 – Tessera Technologies, Inc. (Nasdaq: TSRA) announced its results for the first quarter ended March 31, 2009.

Revenue Highlights: First Quarter 2009

•	Total revenues were $114.6 million.

•	Micro-electronics Royalty and License Fees revenue was $106.6 million, and included $60.6 million of the $64.1 million payment from Amkor received in February, 2009.

•	Imaging & Optics Royalty and License Fees revenue was $5.3 million.

Generally accepted accounting principles (GAAP) net income for the first quarter of 2009 was $39.5 million, or $0.82 per share, which included non-cash charges of $6.3 million for stock-based compensation, $2.9 million for amortization of acquired intangibles and impairment charges of $1.6 million related to certain investments of the company.

Non-GAAP net income for the first quarter of 2009 was $48.0 million or $0.98 per diluted share. Non-GAAP net income is defined as income and operating expenses adjusted for acquired intangibles amortization, charges for acquired in-process research and development, stock-based compensation expense, and related tax effects. Non-GAAP net income per share equals non-GAAP net income divided by the non-GAAP weighted diluted share count as of that period end.

“Our first quarter 2009 total revenues met expectations, despite nonpayment from one of our major customers, Qimonda. As a reminder, we recognize revenue one quarter in arrears and, therefore, our first quarter 2009 total revenues reflect the weak fourth quarter of 2008 experienced by many of our customers,” said Henry R. “Hank” Nothhaft, president and chief executive officer, Tessera. “Operationally, we managed expenses tightly during the quarter, especially with regard to litigation, which was significantly below last quarter. As a result, we had strong earnings and generated $80.0 million in free cash flow. The long-term growth prospects for our Micro-electronics and Imaging & Optics businesses remain on track, as we continue to develop and deliver miniaturization technologies that transform wireless, computing and consumer electronic products.”

“We ended the first quarter 2009 with $383.8 million in cash, cash equivalents and investments,” stated Michael Anthofer, chief financial officer, Tessera. “Looking to the second quarter of 2009, our total revenues will reflect our customers’ first quarter, which for most was significantly down year-over-year. We anticipate continuing to manage expenses prudently, while devoting appropriate resources for the continued long-term growth of our company.”

Second Quarter 2009 Financial Guidance

Second quarter 2009 total revenues are expected to range between $46.0 million and $49.0 million. This compares to second quarter 2008 total revenues of $56.3 million.

Second quarter 2009 Micro-electronics revenue is expected to range between $40.0 million and $42.0 million, all of which will be royalty and license related. Revenue will reflect the weaker first quarter financial performance of the majority of the company’s DRAM and Wireless licensees, which reflects the macro economic conditions in the served markets of Tessera’s customers. As a reminder, Tessera recognizes revenue one quarter in arrears.

As a comparison, in the second quarter of 2008, Micro-electronics royalty and license fees revenue was $48.5 million and products and services revenue was $800,000, for a total of $49.3 million for this segment.

Second quarter 2009 Imaging & Optics revenue, in total, is expected to range between $6.0 million and $7.0 million. Imaging & Optics royalty and license fees revenue will range between $3.0 million and $4.0 million. Imaging & Optics products and services revenue will be approximately $3.0 million. This compares to Imaging & Optics royalty and license fees revenue of $1.4 million and products and services revenue of $5.6 million in the second quarter of 2008, which totaled $7.0 million for this segment. The products and services revenue is down year-over-year primarily due to lower demand from the company’s lithography customers.

Non-GAAP operating expenses for the second quarter of 2009 are projected to range between $31.0 million and $32.0 million, excluding litigation expenses.

Conference Call Information

Tessera will hold its first quarter 2009 earnings conference call at 1:30 P.M. Pacific (4:30 P.M. Eastern). To access the call in the U.S., please dial 866-531-1286, and for international callers dial 706-643-3789 approximately 10 minutes prior to the start of the conference call. The conference call will also be broadcast live over the Internet and available for replay for 90 days at www.tessera.com. In addition, a replay of the call will be available via telephone for two business days, beginning two hours after the call. To listen to the telephone replay in the U.S., please dial 800-642-1687 and for international callers, dial 706-645-9291. Enter access code 93592195.

About Tessera

Tessera Technologies, Inc. delivers miniaturization technologies that transform electronic products. The company’s Micro-electronic solutions enable smaller, higher-functionality electronic devices. Tessera’s Imaging & Optics solutions provide low-cost, high-quality camera functionality in electronic products and include image sensor packaging, wafer-level optics and image enhancement intellectual property. The company also offers customized micro-optic lenses, from diffractive and refractive optical elements to integrated micro-optical subassemblies. Tessera licenses its technologies and delivers products based on these technologies to promote the development of the supply chain infrastructure. The company is headquartered in San Jose, California. For information call 408-321-6000 or go to www.tessera.com.

Non-GAAP Financial Measures

In addition to disclosing financial results calculated in accordance with U.S. generally accepted accounting principles (GAAP), the company’s earnings release contains non-GAAP financial measures adjusted for either one-time or ongoing non-cash acquired intangibles amortization charges, acquired in-process research and development, all forms of stock-based compensation, and related tax effects. The non-GAAP financial measures also exclude the effects of FAS 123R upon the number of diluted shares used in calculating non-GAAP earnings per share. Management believes that the non-GAAP measures used in this report provide investors with important perspectives into the company’s ongoing business performance. The non-GAAP financial measures disclosed by the company should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP and reconciliations to those financial statements should be carefully evaluated. The non-GAAP financial measures used by the company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies.

Set forth below are reconciliations of non-GAAP net income to Tessera’s reported GAAP net income.

Tessera defines free cash flow as net cash provided by operating activities minus purchases of property and equipment.

Safe Harbor Statement

This press release contains forward-looking statements, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties that could cause actual results to differ significantly from those projected, particularly with respect to the company’s financial results, industry trends, and the company’s IP protection efforts, including litigation. Material factors that may cause results to differ from the statements made include delays, setbacks or losses relating to our intellectual property or intellectual property litigations, or any invalidation or limitation of our key patents; fluctuations in our operating results due to the timing of new license agreements and royalties, or due to legal costs; changes in patent laws, regulation or enforcement, or other factors that might affect our ability to protect our intellectual property; the risk of a decline in demand for semiconductor products; failure by the industry to adopt our technologies; competing technologies; the future expiration of our patents; the future expiration of our license agreements and the cessation of related royalty income; the failure or refusal of licensees to pay royalties; failure to achieve the growth prospects and synergies expected from acquisition transactions; and delays and challenges associated with integrating acquired companies with our existing businesses. You are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the date of this release. Tessera’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2008, include more information about factors that could affect the company’s financial results.

Tessera and the Tessera logo are trademarks or registered trademarks of Tessera, Inc. or its affiliated companies in the United States and other countries. All other company, brand and product names may be trademarks or registered trademarks of their respective companies.

-Tables follow-

TESSERA TECHNOLOGIES, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended March 31,
	2009	2008
Revenues:
Royalty and license fees	$111,857	$50,240
Product and service revenues	2,719	9,111

Total revenues	114,576	59,351

Operating expenses:
Cost of revenues	4,098	4,332
Research, development and other related costs	16,630	14,153
Selling, general and administrative	17,496	15,324
Litigation expense	8,625	20,193

Total operating expenses	46,849	54,002

Operating income	67,727	5,349
Other income and expense, net	2,762	2,834

Income before taxes	70,489	8,183
Provision for income taxes	31,020	5,957

Net income	$39,469	$2,226

Basic and diluted net income per share:
Net income per share - basic	$0.82	$0.05

Net income per share - diluted	$0.82	$0.05

Weighted average number of shares used in per share calculations - basic	48,147	48,157

Weighted average number of shares used in per share calculations - diluted	48,318	48,693

TESSERA TECHNOLOGIES, INC.

CONSOLIDATED BALANCE SHEETS

(in thousands)

	March 31, 2009	December 31, 2008*
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$153,761	$87,890
Short-term investments	207,503	188,610
Accounts receivable, net	10,814	14,724
Inventories	1,487	1,534
Deferred tax assets	2,409	2,409
Other current assets	5,214	8,220

Total current assets	381,188	303,387
Property and equipment, net	40,378	36,984
Intangible assets, net	68,690	71,312
Goodwill	40,444	40,444
Deferred tax assets	19,399	19,756
Long-term investments	22,543	22,134
Other assets	3,599	7,572

Total assets	$576,241	$501,589

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$2,669	$2,924
Accrued legal fees	15,362	13,945
Accrued liabilities	13,658	17,747
Deferred revenue	9,264	6,085
Income tax payable	26,698	1,385

Total current liabilities	67,651	42,086

Deferred tax liabilities	8,991	8,991
Other long-term liabilities	3,608	3,608
Stockholders’ equity:
Common stock	49	49
Additional paid-in capital	356,690	347,568
Treasury stock	(10,505)	(10,505)
Accumulated other comprehensive loss	(281)	(777)
Retained earnings	150,038	110,569

Total stockholders’ equity	495,991	446,904

Total liabilities and stockholders’ equity	$576,241	$501,589

*	Derived from audited financial statements

TESSERA TECHNOLOGIES, INC.

RECONCILIATION TO NON-GAAP INCOME FROM GAAP NET INCOME

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended March 31,
	2009	2008
GAAP Net Income	$39,469	$2,226
Adjustments to GAAP net income:
Stock-based compensation - cost of revenues	111	105
Stock-based compensation - research, development and other related costs	2,667	1,411
Stock-based compensation - selling, general and administrative	3,538	2,977
Amortization of acquired intangibles - cost of revenues	1,706	594
Amortization of acquired intangibles - research, development and other related costs	732	1,423
Amortization of acquired intangibles - selling, general and administrative	459	330
Tax adjustments for non-GAAP items	(637)	(1,324)
Adjustment for acquired in-process research & development charge	—	2,500

Non-GAAP net income	$48,045	$10,242

Non-GAAP net income per common share - diluted	$0.98	$0.21

Weighted average number of shares used in per share calculations excluding the effects of FAS 123R - diluted	49,209	49,363

TESSERA TECHNOLOGIES, INC.

CONSOLIDATED REVENUE DETAILS

(in thousands)

(unaudited)

	Three Months Ended March 31,
	2009	2008
Revenues:
Micro-electronics
Royalty and license fees	$106,523	$46,257
Product and service revenues	36	2,463

Total Micro-electronics revenues	106,559	48,720
Imaging & Optics
Royalty and license fees	5,334	3,983
Product and service revenues	2,683	6,648

Total Imaging & Optics revenues	8,017	10,631

Total revenues	114,576	59,351